UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2005

Radnor Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-19495	23-2674715
(Commission File Number)	(IRS Employer Identification No.)

Radnor Financial Center, Suite A300 150 Radnor Chester Road, Radnor, Pennsylvania	19087-5292
(Address of Principal Executive Offices)	(Zip Code)

(610) 341-9600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4- Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 30, 2005, the audit committee of the board of directors of Radnor Holdings Corporation (the “Company”), in consultation with the Company’s management, determined that the Company’s previously issued financial statements included in the Company’s Form 10-Q for the fiscal quarter ended July 1, 2005 (the “Financial Statements”) should be restated and, accordingly, the Financial Statements should no longer be relied upon. As discussed more fully below, the adjustments required in the Financial Statements are non-cash related in nature, and will result in an increase in compensation expense for the three and six months ended July 1, 2005 of $971,213 and an increase in paid-in-capital as of July 1, 2005 of $971,213 from amounts previously reported. The Company plans to file revised and restated Financial Statements as soon as practicable.

Background

On June 30, 2005, Radnor Investment Advisors, L.P., a partnership under common control with the Company, sold one of its two material investments and approved a distribution totaling $971,213 to certain of its special limited partners, who are also officers and employees of the Company. In addition, the Company’s Chief Executive Officer and Executive Vice President allocated a portion of their interests in Radnor Investment Advisors, L.P. to one of the special limited partners, totaling $150,000, as compensation for her services rendered on behalf of Radnor Investments Advisors, L.P. During the second quarter, after consultation with KPMG LLP (“KPMG”), the $150,000 additional allocation was recorded by the Company as non-cash compensation expense and paid-in-capital under the requirements of Securities and Exchange Commission Staff Accounting Bulletin Topic 5T. These recorded amounts were reflected in the Financial Statements.

Subsequent to the filing of the Financial Statements, the Company, in consultation with KPMG, performed an additional review of the accounting for the transaction. Based on further review of the facts and circumstances, the Company concluded that, in analyzing the special limited partnership interests, the Company should have used a different measurement date when applying Securities and Exchange Commission Staff Accounting Bulletin Topic 5T and that, as a result, the $971,213 distributed to certain of the special limited partners should have been recorded as non-cash compensation expense and paid-in-capital.

Certain members of the Company’s audit committee and executive officers discussed these conclusions with KPMG and the audit committee subsequently concluded that the restatement was appropriate.

2

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 30, 2005, the Company issued a press release announcing the launch of a supply chain management initiative that Michael V. Valenza, the former Chief Financial Officer of the Company, will lead. Mr. Valenza will be responsible for all aspects of supply chain management for the Company.

Paul D. Ridder, the former Corporate Controller of the Company, has been appointed to replace Mr. Valenza as Chief Financial Officer, and will serve as the Company’s principal financial officer and principal accounting officer. Mr. Ridder, 34, has been with the Company for nine years and has served as Manager of Financial Reporting and most recently as Vice President and Corporate Controller. Prior to joining the Company, Mr. Ridder held various positions at PricewaterhouseCoopers LLP. Mr. Ridder received his B.S. in Business Administration from Bucknell University and earned his MBA from Villanova University.

A copy of the Company’s press release announcing the launch of the supply chain management initiative and the resulting new appointments is attached as Exhibit 99.1 and hereby incorporated by reference.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press release issued by Radnor Holdings Corporation dated September 30, 2005

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADNOR HOLDINGS CORPORATION

Dated: October 6, 2005	By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President and Chief Executive Officer

4